Exhibit 3.10

AMENDED AND RESTATED

BYLAWS

OF

EAST WEST BANCORP, INC.

(January 29, 2013)

ARTICLE I

OFFICES

SECTION 1 .1 Registered Office, The registered office of East West Bancorp, Inc. (the “Corporation”) in the State of Delaware shall be at 1209 Orange Street, Corporation Trust Center, City of Wilmington, County of New Castle, and the name of the registered agent at that address shall be The Corporation Trust Company.

SECTION 1.2 Principal Executive Office. The principal executive office of the Corporation shall be located at such place within or outside of the State of Delaware as the Board of Directors of the Corporation (“Board of Directors’) from time to time shall designate.

SECTION 1.3 Other Offices. The Corporation may also have an office or offices at such other place of places, either within or without the State of Delaware, as the Board of Directors may, from time to time determine or as the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

SECTION 2.1 Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. In the absence of any such designation, stockholders’ meetings shall be at the executive offices of the Corporation. Any other proper business may be transacted at the annual meeting. At each annual meeting of stockholders after the date of the Amended and Restated Certificate of Incorporation, the stockholders shall elect members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

SECTION 2.2 Special Meetings. Subject to the rights of the holders of any class or series of stock having a preference over the Corporation’s Common Stock, special meetings of stockholders for any purpose or purposes may be called at any time by a majority of the Board of Directors, by the Chairman of the Board or the President, or by the written request of the holders of not less than 10% of the voting power of all outstanding shares of Voting Stock regardless of class. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed bylaw. Only the business specified in this Notice of any special meeting of the stockholders shall come before such meeting.

SECTION 2.3 Notice of Meetings. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Corporation’s Common Stock, whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, unless otherwise provided by law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend the meeting in person or by proxy without protesting, prior to or after the commencement of the meeting, the lack of proper notice or who shall waive notice thereof as provided in Article II of these Bylaws. Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it is adjourned are announced at the meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

SECTION 2.4 Adjournments. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Corporation’s Common Stock, any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.5 Quorum. At each meeting of stockholders, except where otherwise provided bylaw, the Certificate of Incorporation, the terms of any class or series of stock having a preference over the Corporation’s Common Stock, or these Bylaws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum the stockholders so present may by majority vote, adjourn the meeting from time to time in the manner provided by Section 2.4 of these Bylaws until a quorum shall attend. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes: provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

SECTION 2.6 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 2.7 Voting. Unless otherwise provided in the Certificate of Incorporation, or the terms of any class or series of stock having a preference over the Corporation’s Common Stock, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing (which shall include writings sent by telex, telegraph, cable or facsimile transmission) by the stockholder himself or his duly authorized attorney in fact. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors or otherwise, all elections and questions shall, unless otherwise provided by law, by the Certificate of Incorporation, the terms of any class or series of stock having a preference over the Corporation’s Common Stock or these Bylaws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting.

SECTION 2.8 Fixing Date for Determination of Stockholders of Record In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at the meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting (to the extent such action by the shareholders is permitted by these Bylaws) when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall beat the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 2.9 Lists of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary, business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time and may be inspected by any stockholder who is present.

SECTION 2.10 Inspectors of Election. Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are appointed, the chairman of the meeting may, and on the request of any shareholder or his proxy shall appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholder or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors before the meeting, or by the meeting chairman at the meeting.

The duties of these inspectors shall be as follows:

(a)                              To determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b)                             To receive votes, ballots, or consents;

(c)                              To hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)                            To count and tabulate all votes or consents;

(e)                              To determine the election results; and

(f)                               To do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

SECTION 2.11 Stockholder Action. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Corporation’s Common Stock, any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual meeting or special meeting of stockholders of the Corporation, or by the written consent of the holders of outstanding shares of Voting Stock having not less than 66-2/3% of the voting power of all outstanding shares of Voting Stock regardless of class and voting together as a single voting class, unless such action requiring or permitting stockholder approval is approved by a majority of the Disinterested Directors (as defined in the Certificate of Incorporation), in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and the Certificate of Incorporation have been satisfied.

SECTION 2.12 Stockholder Proposals. At any Annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before a meeting by a stockholder. For business to be properly brought before any meeting of the stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days and not more than sixty (60) days prior to the meeting; provided, however, that in the event that less than forty (40) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything to the contrary contained in these Bylaws, no business shall be conducted at a meeting of the stockholders except in accordance with the procedures set forth in this Section 2.12. The chairperson of any meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.12, and if the chairperson should so determine, the chairperson shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation.

SECTION 3.2 Number of Directors. Except as may be provided by the terms of any class or series of stock having a preference over the Corporation’s Common Stock, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but shall not be less than five (5). Each member of the Board of Directors shall hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. If the number of directors is changed by the Board of Directors, then any newly created directorships or any decrease in directorships shall not shorten the term of any incumbent director. Subject to the rights of the holders of any class or series of stock having a preference over the Corporation’s Common Stock as to dividends or upon liquidation, at each annual meeting, the successors of the directors whose terms expire at that meeting shall be elected to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The first Board of Directors and subsequent Boards of Directors shall consist of five (5) directors until changed as herein provided. Directors need not be stockholders.

SECTION 3.3 Election and Term of Office. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Corporation’s Common Stock, each director shall hold office until (i) the next annual meeting of stockholders and until his successor is elected and qualified or (ii) his earlier death, resignation or removal in the manner that the directors of the Corporation, other than those who may be elected pursuant to the terms of any series of preferred stock or any other securities of the Corporation other than Common Stock, may determine from time to time. Except as may be otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation, no decrease in the authorized number of directors shall shorten the term of any incumbent directors. In any election of directors that is not an uncontested election, the persons receiving a plurality of the votes cast up to a number of directors to be elected in such election, shall be deemed to be elected.

The vote required for election of a director by the stockholders shall, in any uncontested election, be that the number of votes cast “for” the director’s election exceeds the number of votes cast “against” or “withheld” from that director’s election, with “abstentions” and “broker non-votes” (or other shares of stock of the corporation similarly not entitled to vote on such election) not counted as votes cast either “for” or “against” that director’s election. For purposes of this Section, an “uncontested election” shall be any meeting of stockholders at which directors are elected and with respect to which either (a) no stockholder has submitted notice of an intent to nominate a candidate for election pursuant to these By-laws or (b) if such notice has been submitted, all such nominees have been duly withdrawn by stockholders on or before the tenth day before the corporation first mails its notice of meeting for such meeting to the stockholders such that the number of nominees for members of the Board of Directors does not exceed the number of Directors to be elected. Any incumbent director nominee who fails to receive the requisite vote in an uncontested election shall immediately tender to the Board of Directors his or her offer to resign from the Board, and the Board of Directors (subject director must recuse themselves) shall decide, through a process managed by the Nominating and Corporate Governance Committee, whether to accept the offer to resign. Unless the Board decides to reject the offer, the resignation shall become effective 90 days after the date of the election. In making a determination whether to reject the offer, the Board of Directors shall consider all factors it deems relevant to the best interests of the corporation. If the Board rejects the offer to resign, it shall issue a public statement that discloses the reason for its decision.

SECTION 3.4 Notification of Nominations. Subject to the rights of the holders of any class or series having a preference over the Common Stock as to dividends or upon liquidation, nominations for the elections of directors shall be made by the Board of Directors; or a committee thereof, or by any stockholder entitled to vote for the election of directors.

A stockholder’s nomination shall be made by giving timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the executive office of the Corporation not less than 30 calendar days on or more than 60 calendar days prior to the meeting; provided, that in the event that less than 40 calendar days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which the notice of the date of the meeting was mailed or public disclosure was made.

To be in proper written form, a stockholder’s notice shall set forth in writing: (i) as to each person whom the stockholders proposes to nominate for election as a director, all information relating to that person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation l4A promulgated under the Securities Exchange Act of 1934, as amended, included, but not limited to, the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice, (a) the name and record address, as they appear on the corporation’s books, of the stockholder, (b) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by the stockholder and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in the notice. At the request of the Board of Directors, any person nominated by the Board of Directors, or a committee thereof, for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

In the event that a stockholder seeks to nominate one or more directors, the Secretary shall appoint an inspector, who shall not be affiliated with the Corporation, to determine whether the stockholder has complied with this Section 3.4. If the inspector shall determine that the stockholder has not complied with this Section 3.4, then the inspector shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 3.5 Election of Chairman of the Board. At the organizational meeting immediately following the annual meeting of stockholders, the directors shall elect a Chairman of the Board from among the directors who shall hold office until the corresponding meeting of the Board of Directors in the next year and until his successor shall have been elected or until his earlier resignation or removal. Any vacancy in such office may be filled for the unexpired portion of the term in the same manner by the Board of Directors at any regular or special meeting.

SECTION 3.6 Vacancies and Additional Directorships. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Corporation’s Common Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote two-thirds (2/3rds) of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

SECTION 3.7 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine and, if so determined, notice thereof need not be given.

SECTION 3.8 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the President, or by a majority of the directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

SECTION 3.9 Telephonic Meetings Permitted Members of the Board of Directors, or any committee thereof, as the case may be, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

SECTION 3.10 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall attend.

SECTION 3.11 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 3.12 Action by Directors Without a Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 3.13 Compensation of Directors. Each director who shall not at the time also be a salaried officer or employee of the Corporation or any of its subsidiaries (hereinafter referred to as an “outside director”), in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board of Directors or of committees of the Board of Directors, or both, as the Board of Directors shall from time to time determine. In addition, each director, whether or not an outside director, shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 3.13 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

SECTION 3.14 Removal Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Corporation’s Common Stock, any director may be removed from office only as provided in Article XI of the Certificate of Incorporation.

ARTICLE IV

COMMITTEES

SECTION 4.1 Committees. The Board of Directors may by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they, constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially, all of the Corporation’s property, and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 4.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business, in the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE V

OFFICERS

SECTION 5.1 Officers; Election. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a President and a Secretary, and it may, if it so determines, elect from among its members a Chairman of the Board. The Board of Directors may also elect any other officer classified from time to time as a corporate officer by resolution of the Board of Directors. Any number of offices may be held by the same person.

SECTION 5.2 Term of Office; Resignation; Removal; Vacancies, Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding this election, and until his successor is elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary, to make it effective. The Board of Directors or the President may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting or by the President.

SECTION 5.3 Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of stockholders, the Board of Directors and any committees in a book to be kept for that purpose and shall have custody of the corporate seal of the Corporation with the authority to affix such seal to any instrument requiring it. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND OTHER CORPORATE AGENTS

SECTION 6.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or executive officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or was a director or executive officer of a foreign or domestic corporation which was a predecessor of the Corporation or of another enterprise at the request of such predecessor corporation, whether the basis of such proceeding is alleged action in an official capacity as a director or executive officer or in any other capacity while serving as a director or executive officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes of penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.2 of this Article VI, the Corporation shall indemnify and such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 6.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay, all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers. This Article VI shall create a right of indemnification for each such indemnifiable party whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of this Article VI (or the adoption of the comparable provisions of the Bylaws of the Corporation’s predecessor corporation).

SECTION 6.2 Right of Claimant to Bring Suit. If a claim under Section 6.1 of this Article VI is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper to the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 6.3 Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 6.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE VII

STOCK

SECTION 7.1 Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if any, or the President, or a Vice President, and by the Treasurer or an Assistant Treasurer, if any, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Notwithstanding any other provision in these Bylaws, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by the State corporate securities law, which system (1) has been approved by the United States Securities and Exchange Commission, (2) is authorized in any statute of the United States, or (3) is in accordance with Division 8 (commencing with Section 8101) of the Commercial Code.  Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

SECTION 7.2 Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, if any, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name such shares of stock stand on the books of the Corporation. shall be deemed to be the owner thereof for all purposes as regards the Corporation; provided, that whenever any transfer of shares of stock shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the stock ledger entry for the transfer. No transfer of shares of stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 7.3 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.9 of Article II, or the books of the Corporation, or to vote in person or by proxy at any meting of stockholders.

SECTION 7.4 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 7.5 Beneficial Owners. The Corporation shall be entitled to recognize, the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof except as otherwise provided by law.

ARTICLE VIII

Contracts, Loans, Checks and Deposits

SECTION 8.1 Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Corporations Certificate of Incorporation or these Bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

SECTION 8.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 8.3 Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees, or agents of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 8.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the Board of Directors may select.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 9.2 Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 9.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawful, called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws. Unless either proper notice of a meeting of the Board of Directors, or any committee thereof, has been given or else the persons entitled thereto have waived such notice (either in writing or by attendance as set forth above), any business transacted at such meeting shall be null and void.

SECTION 9.4 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

SECTION 9.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 9.6 Execution of Documents. The Board of Directors or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds debentures, notes, checks and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including, but not limited to, the authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as to the Board of Directors or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section 9.6, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

SECTION 9.7 Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors or any committee thereof shall designate the officers of the Corporation who shall have the authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation and to vote or consent in respect of such powers and rights, and such designated officer may execute or case to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem to be necessary or proper so that he Corporation may exercise its powers and rights. In the absence of any such designation, the Presidents shall have the authority granted under this Section 9.7.

SECTION 9.8 Amendment of Bylaws. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Corporation’s Common Stock and subject to the Certificate of Incorporation, these Bylaws may be amended or repealed, and new Bylaws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional Bylaws and may amend or repeal any Bylaw whether or not adopted by them.

SECTION 9.9 Bylaws Subject to Law and Certificate of Incorporation. Each provision of these Bylaws is subject to any contrary provision contained in the Certificate of Incorporation r of any applicable law as from time to time may be in effect, and to the extent any such provision is inconsistent, but for all other purposes these Bylaws shall continue in full force and effect.